Exhibit 4.2

FIRST SUPPLEMENTAL INDENTURE

dated as of June 15, 2011,

among

E*TRADE Financial Corporation

and

The Guaranteeing Subsidiaries Party Hereto

and

The Bank of New York Mellon Trust Company, N.A.,

as Trustee

6.75% Notes Due 2016

THIS FIRST SUPPLEMENTAL INDENTURE (this “First Supplemental Indenture”), entered into as of June 15, 2011, by and among E*TRADE Financial Corporation, a Delaware corporation (the “Company”), the Restricted Subsidiaries of the Company listed on the signature pages hereof (the “Guaranteeing Subsidiaries”) and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”).

RECITALS

WHEREAS, the Company and the Trustee entered into the Indenture, dated as of May 19, 2011 (the “Indenture”), relating to the Company’s 6.75% Notes Due 2016 (the “Notes”);

WHEREAS, as a condition to the Trustee entering into the Indenture and the purchase of the Notes by the Holders, the Company agreed in Section 4.07 of the Indenture not to permit any Restricted Subsidiary to Guarantee any Indebtedness of the Company unless such Restricted Subsidiary, to the extent permitted by law, simultaneously executes and delivers a supplemental indenture to the Indenture providing for a Guarantee of payment of the Notes by such Restricted Subsidiary;

WHEREAS, the Guaranteeing Subsidiaries on the date hereof have agreed to Guarantee other Indebtedness of the Company as required by the terms of such Indebtedness;

WHEREAS, Sections 9.01(a)(2) and (8) of the Indenture provide that the Company and the Trustee may amend or supplement the Indenture or the Notes without notice to or consent of any Holder to comply with Section 4.07 of the Indenture or to add Guarantees with respect to the Notes in accordance with the applicable provisions of the Indenture;

WHEREAS, the amendments contained herein are necessary to comply with Section 4.07 of the Indenture and to add Guarantees with respect to the Notes that are pari passu with the Guarantees provided by the Guaranteeing Subsidiaries with respect to such other Indebtedness in accordance with the applicable provisions of the Indenture;

WHEREAS, all acts and requirements necessary to make this First Supplemental Indenture a valid and binding instrument in accordance with its terms have been duly performed and complied with, the execution and delivery of this First Supplemental Indenture have been duly authorized in all respects and the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel as required by Sections 9.04, 11.04 and 11.05 of the Indenture.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and intending to be legally bound, the parties to this First Supplemental Indenture hereby agree as follows:

Section 1.01. Definitions. Subject to Section 1.02 hereof, capitalized terms used herein and not otherwise defined herein are used as defined in the Indenture.

Section 1.02. Amendment Pursuant to Section 4.07 of the Indenture. Each Guaranteeing Subsidiary, by its execution of this Supplemental Indenture, agrees to give a Guarantee of payment of the Notes under the Indenture and to be bound by the terms of the Indenture applicable to Guarantors, including, but not limited to, Article 10 thereof. For purposes of Article 10 of the Indenture only, the definition of “Subsidiary Guarantor” in Section 1.01 of the Indenture shall be deemed to include each Guaranteeing Subsidiary party hereto.

Section 1.03. Governing Law. This First Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

Section 1.04. Counterparts. This First Supplemental Indenture may be signed in various counterparts which together will constitute one and the same instrument.

Section 1.05. Effectiveness; Full Force and Effect. This First Supplemental Indenture is effective as of the date hereof. This First Supplemental Indenture is an amendment supplemental to the Indenture and the Indenture and this First Supplemental Indenture henceforth will be read together. Except as amended hereby, each provision of the Indenture shall remain in full force and effect and, as amended hereby, the Indenture is in all respects agreed to, ratified and confirmed by the Company and the Trustee.

Section 1.06. Trustee Not Responsible for Recitals. The Recitals herein are statements of the Company, and the Trustee assumes no responsibility as to the correctness thereof. The Trustee makes no representations as to the validity or sufficiency of this First Supplemental Indenture.

*    *    *    *    *

2

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the date first above written.

E*TRADE FINANCIAL CORPORATION, as Issuer

By:	/s/ Matthew J. Audette
Name:	Matthew J. Audette
Title:	Executive Vice President and Chief Financial Officer

E*TRADE INSTITUTIONAL HOLDINGS INC., as Guaranteeing Subsidiary

By:	/s/ Dave Grove
Name:	Dave Grove
Title:	President and Chief Executive Officer

E*TRADE FINANCIAL ADVISORY SERVICES, INC., as Guaranteeing Subsidiary

By:	/s/ Michael Curcio
Name:	Michael Curcio
Title:	President and Chief Executive Officer

E*TRADE INSIGHT MANAGEMENT, INC., as Guaranteeing Subsidiary

By:	/s/ Michael Curcio
Name:	Michael Curcio
Title:	Chief Executive Officer

[Signature Page to First Supplemental Indenture]

ETRADE SECURITIES LIMITED, as Guaranteeing Subsidiary

By:	/s/ Willie So
Name:	Willie So
Title:	Director

CONVERGING ARROWS, INC., as Guaranteeing Subsidiary

By:	/s/ Lori Sher
Name:	Lori Sher
Title:	Secretary

E*TRADE BROKERAGE SERVICES, INC., as Guaranteeing Subsidiary

By:	/s/ Michael Curcio
Name:	Michael Curcio
Title:	President

TIR (HOLDINGS) LIMITED, as Guaranteeing Subsidiary

By:	/s/ Michelle Ellingson
Name:	Michelle Ellingson
Title:	Director

E*TRADE FINANCIAL CORPORATE SERVICES INC., as Guaranteeing Subsidiary

By:	/s/ James Wulforst
Name:	James Wulforst
Title:	President

[Signature Page to First Supplemental Indenture]

E*TRADE SECURITIES CORPORATION, as Guaranteeing Subsidiary

By:	/s/ Joe Anthony Y. Gagui
Name:	Joe Anthony Y. Gagui
Title:	Director

E*TRADE MAURITIUS LIMITED, as Guaranteeing Subsidiary

By:	/s/ Michelle Ellingson
Name:	Michelle Ellingson
Title:	Director

ETCF ASSET FUNDING CORPORATION, as Guaranteeing Subsidiary

By:	/s/ Peter Knitzer
Name:	Peter Knitzer
Title:	President and Chief Executive Officer

[Signature Page to First Supplemental Indenture]

THE BANK OF NEW YORK MELLON, as Trustee

By:	/s/ Raymond K. O’Neill
Name:	Raymond K. O’Neill
Title:	Senior Associate

[Signature Page to First Supplemental Indenture]